UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2017

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-207220	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Derech Meir Weisgal Rehovot, 763205 Israel
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  +972.8.684.3313

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2017, the Board of Directors (the “Board”) of AIT Therapeutics, Inc., a Delaware corporation (the “Company”), appointed Mr. Hai Aviv to serve as the Company’s Chief Financial Officer, effective as of February 28, 2017.

Mr. Aviv, who is 35 years old, will join the Company from Babylon Ltd., a publicly-traded Israeli company listed on the Tel Aviv Stock Exchange, operating in the fields of Internet, risk capital investments and software, where he has served as Chief Financial Officer from 2013 to the present.  From 2010 to 2013, Mr. Aviv served as Babylon’s corporate controller.  Mr. Aviv is a certified public accountant and, from 2005 to 2010, served as manager at the Ernst & Young Accounting Firm, Kost Forer, Gabbay & Kasierer, working predominantly with the high-tech team.

In connection with Mr. Aviv’s appointment as CFO, Mr. Aviv entered into an employment agreement (the “Employment Agreement”) with the Company’s wholly owned subsidiary, Advanced Inhalation Therapies, Ltd., providing for annual compensation in an amount equal to 420,000 New Israeli Shekels (NIS), or approximately $113,400, based on an exchange rate of $0.27 per NIS.  Severance and disability benefits are generally provided as required under Israeli law.  Additionally, Mr. Aviv is entitled to a grant of options to purchase 50,000 shares of the Company’s common stock, par value $0.0001, per share, subject to the Board’s adoption of an equity compensation plan and due authorization of such grant.  Under the Employment Agreement, Mr. Aviv has also agreed to customary non-disclosure and non-competition covenants, and either party may terminate the Employment agreement upon 90-days prior written notice to the non-terminating party.  The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on form 8-K and incorporated by reference in this Item 5.02.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Aviv and any other person pursuant to which Mr. Aviv was selected as an officer of the Company.  Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Aviv had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective as of February 28, 2017 by and between Advanced Inhalation Therapies, Ltd. and Hai Aviv

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.
Date: January 31, 2017	By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, effective as of February 28, 2017 by and between Advanced Inhalation Therapies, Ltd. and Hai Aviv